UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2010

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On a Form 8-K filed on February 17, 2010, Versar, Inc. (the “Company”) announced the resignation of Dr. Theodore M. Prociv as President and Chief Executive Officer of the Company.  On March 29, 2010, the Company entered into a Separation and General Release Agreement (the “Agreement”) with Dr. Prociv providing for certain continuing payments to Dr. Prociv and his release of claims against the Company.  The Agreement provides for continuation of salary payments to Dr. Prociv at the base salary rate in effect on his last day of employment for a period of ten and one half months after February 10, 2010, for a gross payment in the aggregate amount of $288,750.00.  The Agreement also addresses Dr. Prociv’s continuing rights to certain other benefits provided by the Company and provides for the vesting of all restricted stock awards held by Dr. Provic as of February 10, 2010.  The Company is amending its previous Form 8-K to report the entering into of the Agreement.  The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.  The Agreement is filed as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1           Separation and General Release Agreement between Theodore M. Prociv, PhD and Versar, Inc. effective March 29, 2010.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2010	VERSAR, INC.

	By:	/s/ James C. Dobbs
James C. Dobbs
Senior Vice President and General Counsel

3